Exhibit 99.1
NEWS RELEASE

Date: November 3, 2009	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather Burnham
Phone: 949-851-1473
http://www.corvel.com
CorVel Announces Revenues and Earnings
IRVINE, California, November 3, 2009 — CorVel Corporation (NASDAQ: CRVL) reported earnings per share of $0.50 for the quarter ended September 30, 2009, a 39% increase compared to $0.36 in the same quarter of the prior year. The Company reported quarterly revenues of $82 million, a 6% increase compared to $78 million in the same quarter of the prior year. Earnings per share for the six months ended September 30, 2009 were $0.99, a 32% increase compared to $0.75 for the same period of the prior fiscal year. The Company reported revenues of $164 million for the six months ended September 30, 2009, a 5% increase compared to $156 million for the same period of the prior fiscal year.
The Company’s results are reflective of improved growth in the Enterprise Comp product line, CorVel’s integrated claims management solution for workers’ compensation claims. The Company continues to invest in software development across product lines with focus on the advancement of artificial intelligence capabilities and workflow management tools into the management of workers’ compensation claims and all associated medical and indemnity costs. The second quarter’s results also benefited from growth within the Network Solutions which are reflective of improved savings for clients.
During the second quarter, the Company’s Board of Directors authorized the expansion of the share repurchase program by one million shares. During the September quarter the Company repurchased 581,000 shares for $17 million. At September 30, 2009 the Company had 12,405,000 shares outstanding.
About CorVel
CorVel Corporation (http://www.corvel.com/) is a national provider of leading-edge services and solutions in the field of disability management. CorVel specializes in applying information technology and e-commerce applications to improve healthcare management in the workers’ compensation, group health, auto and disability management insurance markets. The Company provides networks of preferred providers, claims administration, case management, utilization management, and medical bill review to more than 2,000 clients nationwide. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations and its investment strategies and its focus on the advancement of incorporating artificial intelligence capabilities. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation
Quarterly Results — Income Statement (Unaudited)
Quarter and Six Months Ended September 30, 2008 and 2009

	Quarter Ended	Quarter Ended
	September 30, 2008	September 30, 2009

Revenues	$77,855,000	$82,416,000
Cost of revenues	58,996,000	61,609,000

Gross profit	18,859,000	20,807,000

General and administrative	10,722,000	10,206,000

Income from operations	8,137,000	10,601,000

Income tax expense	3,173,000	4,201,000

Net income	$4,964,000	$6,400,000

Earnings Per Share:
Basic	$0.36	$0.50
Diluted	$0.36	$0.50

Weighted Shares
Basic	13,764,000	12,758,000
Diluted	13,960,000	12,920,000

	Six Months Ended	Six Months Ended
	September 30, 2008	September 30, 2009

Revenues	$156,056,000	$163,728,000
Cost of revenues	117,264,000	121,779,000

Gross profit	38,792,000	41,949,000

General and administrative	21,529,000	20,656,000

Income from operations	17,263,000	21,293,000

Income tax expense	6,732,000	8,489,000

Net income	$10,531,000	$12,804,000

Earnings Per Share:
Basic	$0.76	$1.00
Diluted	$0.75	$0.99

Weighted Shares
Basic	13,790,000	12,842,000
Diluted	14,003,000	12,988,000

CorVel Corporation
Quarterly Results — Condensed Balance Sheet (Unaudited)
March 31, 2009 and September 30, 2009

	March 31, 2009	September 30, 2009

Cash	$14,681,000	$11,983,000
Accounts receivable, net	41,249,000	42,104,000
Prepaid expenses and taxes	4,841,000	3,215,000
Deferred income taxes	4,531,000	4,763,000
Property, net	29,790,000	29,601,000
Goodwill and other assets	46,117,000	46,291,000

Total	$141,209,000	$137,957,000

Accounts and taxes payable	$18,553,000	$15,540,000
Accrued liabilities	18,653,000	20,293,000
Deferred tax liability	7,706,000	7,673,000
Paid in capital	84,324,000	87,120,000
Treasury stock	-185,762,000	-203,208,000
Retained earnings	197,735,000	210,539,000

Total	$141,209,000	$137,957,000